                                                                     EXHIBIT 4.7


     THIRD AMENDMENT, dated as of June 28, 1996 (this "Amendment"), to the
                                                       ---------
CREDIT AGREEMENT, dated as of November 30, 1993 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among Remington Arms Company, Inc. (f/k/a RACI Acquisition Corporation), a Delaware corporation (the "Borrower"), the several banks and other financial
                           --------
institutions from time to time parties thereto (the "Lenders"), Chemical Bank
                                                     -------
("Chemical"), The Chase Manhattan Bank, N.A., and Union Bank of Switzerland,
  --------
New York Branch, as co-agents, and Chemical, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").
                                           --------------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement in certain respects;

     WHEREAS, the Lenders have agreed to amend the Credit Agreement to the extent and upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  Unless otherwise defined herein, terms defined in the
          -------------
Credit Agreement shall be used herein as defined therein.

     SECTION 2.  AMENDMENT OF CREDIT AGREEMENT

     2.1  Amendment of Section 8.1(a) of the Credit Agreement.  Section 8.1(a)
          ---------------------------------------------------
of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(a)  Maintenance of EBITDA Ratio.  Permit, at the last day of any
                ---------------------------
     period of four consecutive fiscal quarters of the Borrower ending during any test period set forth below, the EBITDA Ratio of the Borrower and its consolidated Subsidiaries as of such day to be greater than the ratio set forth opposite such test period below:

               Test Period                      Ratio
               -----------                      -----

     April 1, 1996 - June 30, 1996           7.4 to 1.0
     July 1, 1996 - September 30, 1996       7.0 to 1.0
     October 1, 1996 - September 30, 1997    5.7 to 1.0
     October 1, 1997 - September 30, 1998    4.25 to 1.0
     October 1, 1998 - September 30, 1999    3.75 to 1.0
     October 1, 1999 - December 31, 2000     3.25 to 1.0"

          2.2  Amendment of Section 8.1(b) of the Credit Agreement.  Section
               ---------------------------------------------------
8.1(b) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(b)  Maintenance of EBITDA.  Permit, for any period of four
                ---------------------
     consecutive fiscal quarters of the Borrower ending during any test period set forth below, the amount of EBITDA of the Borrower and its consolidated Subsidiaries at the last day of such consecutive fiscal quarter period, to be less than the amount set forth opposite such test period below:

              Test Period                       Amount
              -----------                       ------

     April 1, 1996 - June 30, 1996           $ 32,000,000
     July 1, 1996 - September 30, 1996       $ 36,000,000
     October 1, 1996 - September 30, 1997    $ 46,000,000
     October 1, 1997 - September 30, 1998    $ 56,000,000
     October 1, 1998 - September 30, 1999    $ 58,000,000
     October 1, 1999 - September 30, 2000    $ 60,000,000
     October 1, 2000 - December 31, 2000     $ 62,000,000"


          2.3  Amendment of Section 8.1(c) of the Credit Agreement.  (a)
               ---------------------------------------------------
Section 8.1(c) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

          "(c)  Maintenance of Interest Expense Ratio.  Permit, for any period
                -------------------------------------
     of four consecutive fiscal quarters of the Borrower ending during any test period set forth below, the Consolidated Interest Expense Ratio at the last day of such consecutive fiscal quarter period, to be less than the ratio set forth opposite such test period below:

              Test Period                       Ratio
              -----------                       -----

     April 1, 1996 - June 30, 1996           1.4 to 1.0
     July 1, 1996 - September 30, 1996       1.4 to 1.0
     October 1, 1996 - September 30, 1997    1.8 to 1.0
     October 1, 1997 - September 30, 1998    2.3 to 1.0
     October 1, 1998 - September 30, 1999    2.5 to 1.0
     October 1, 1999 - September 30, 2000    2.8 to 1.0
     October 1, 2000 - December 31, 2000     3.0 to 1.0"


     SECTION 3.  MISCELLANEOUS

          3.1  Limited Effect.  Except as expressly amended hereby, the Credit
               --------------
Agreement is, and shall remain, in full force and effect in accordance with its terms.

          3.2  Effectiveness.  This Amendment shall become effective as of the
               -------------
date hereof upon receipt by the Administrative Agent of a counterpart hereof duly executed by the Borrower and the Required Lenders.

          3.3  Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          3.4  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED
               -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              REMINGTON ARMS COMPANY, INC. (f/k/a
                                RACI Acquisition Corporation)



                              By:/s/ Richard M. Applegate
                                 ------------------------
                                 Title: Vice President & CFO


                              The Administrative Agent and a Lender:
                              -------------------------------------

                              CHEMICAL BANK


                              By:/s/ William J. Caggiano
                                 -----------------------
                                 Title: Managing Director


                              The Lenders:
                              -----------


                              THE BANK OF NEW YORK


                              By:/s/ H.S. Griffith
                                 -----------------
                                 Title: Senior Vice President

                              BANK OF SCOTLAND

                              By:/s/ Catherine M. Oniffrey
                                 -------------------------
                                 Title: Vice President


                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                              By:
                                 --------------------------
                                 Title:


                              BANQUE PARIBAS


                              By:
                                 --------------------------
                                 Title:


                              By:
                                 --------------------------
                                 Title:


                              BAYBANK


                              By:/s/ Hope L. Hayden Kelley
                                 -------------------------
                                 Title: Vice President


                              THE CHASE MANHATTAN BANK, N.A.


                              By:
                                 --------------------------
                                 Title:


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By:/s/ Jon F. Oldham
                                 -----------------
                                 Title: Assistant Secretary


                              COMERICA BANK


                              By:
                                 --------------------------
                                 Title:

                              CREDIT LYONNAIS, NEW YORK BRANCH


                              By:
                                 --------------------------
                                 Title:


                              FLEET NATIONAL BANK OF
                                MASSACHUSETTS (formerly known
                                as Shawmut Bank, N.A.)


                              By:/s/ Patrick A. Godfrey
                                 ----------------------------------
                                 Title: Senior Vice President



                              FIRST UNION NATIONAL BANK


                              By:/s/ William E. Sonon
                                 ----------------------------------
                                 Title: Vice President


                              GIROCREDIT BANK


                              By:/s/ John P. Redding
                                 ----------------------------------
                                 Title: Vice President


                              IBJ SCHRODER BANK & TRUST COMPANY


                              By:/s/ Charles B. Fears
                                 ----------------------------------
                                 Title: Vice President


                              MIDLAND BANK PLC


                              By:/s/ Christopher F. French
                                 ----------------------------------
                                 Title: Director


                              NATIONAL CITY BANK


                              By:/s/ Robert C. Rowe
                                 ----------------------------------
                                 Title: Vice President

                              NATIONSBANK


                              By:/s/ Loy D. Thompson
                                 ----------------------------------
                                 Title: Senior Vice President


                              PNC BANK - DELAWARE


                              By:/s/ Bruce H. Colbourn
                                 ----------------------------------
                                 Title: Vice President


                              SOCIETE GENERALE


                              By:/s/ John J. Wagner
                                 ----------------------------------
                                 Title: Vice President


                              UNION BANK OF SWITZERLAND, NEW YORK BRANCH


                              By:/s/ Jeffrey W. Wald
                                 ----------------------------------
                                 Title: Vice President


                              By:/s/ David A. Drabik
                                 ----------------------------------
                                  Title: Assistant Treasurer


                              U.S. NATIONAL BANK OF OREGON


                              By:
                                 ----------------------------------
                                 Title:


                              WELLS FARGO BANK NATIONAL ASSOCIATION


                              By:/s/ Katherine Wheelock
                                 ----------------------------------
                                 Title: Vice President